EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Robert Wilson, Chief Financial Officer of Biofuels Power Corporation (the "Company"), hereby certifies that:

The Company's Form 10-Q Quarterly Report for the period ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Wilson
Robert Wilson, Vice President - Finance
Dated: May 21, 2008